CONTACT:
R. Dirk Allison
Senior Vice President and Chief Financial Officer
(214) 922-9711

ODYSSEY HEALTHCARE REPORTS FOURTH QUARTER
AND YEAR-END 2007 RESULTS

DALLAS, TEXAS (February 19, 2008) — Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the fourth quarter and year ended December 31, 2007.

For the fourth quarter of 2007, net patient service revenue increased 10.7% to $103.7 million, compared with $93.7 million for the fourth quarter of 2006.  The Company’s income from continuing operations for the fourth quarter of 2007 was $1.5 million, or $0.05 per diluted share, as compared with $2.7 million, or $0.08 per diluted share, for the fourth quarter of 2006.  The Company’s income from continuing operations for the fourth quarter of 2007 was negatively impacted by several pre-tax charges including a charge of $3.0 million related to the write-off of the costs related to several pending certificates of need, severance expenses of $0.4 million and a $0.3 million adjustment to the Company’s Medicare cap contractual allowance related to the prior year.  The Company’s income from continuing operations for the fourth quarter of 2006 was also negatively impacted by several pre-tax charges including a Medicare cap contractual adjustment of approximately $3.1 million related to an increase in the Company’s estimated Medicare cap liability for 2005, severance expense of approximately $0.3 million, an increase in the Company’s litigation reserve of $0.3 million for liability related to an automobile accident and a $0.4 million adjustment to the Company’s 2006 Medicare cap contractual allowance related to prior quarters.  Excluding these various items, the Company’s income from continuing operations would have been $3.9 million, or $0.12 per diluted share, for the fourth quarter of 2007 as compared with $5.4 million, or $0.16 per diluted share, for the fourth quarter of 2006.

For the year ended December 31, 2007, net patient service revenue increased 5.2% to $404.9 million, compared with $385.0 million for the year ended December 31, 2006.  The Company’s income from continuing operations for the year ended December 31, 2007, was $13.7 million, or $0.41 per diluted share, compared with income from continuing operations for the prior year period of 2006 of $21.4 million, or $0.62 per diluted share.  The Company’s income from continuing operations for 2007 was negatively impacted by several pre-tax charges including a $0.9 million adjustment to the Company’s Medicare cap contractual allowance related to the prior year, a charge of $4.0 million related to the write-off of several pending certificates of need, a loss of $0.2 million on the write-down of a building that the Company had previously acquired for the purpose of developing an inpatient facility and $0.5 million in severance expenses.  The Company’s income from continuing operations for 2006 was also negatively impacted by several pre-tax charges including a Medicare cap contractual adjustment of approximately $3.1 million for the increase in the Company’s estimated Medicare cap liability for 2005, severance expense of approximately $0.3 million and an increase in the Company’s litigation reserve of $0.6 million for liability related to an automobile accident.  Excluding the aforementioned items, the Company’s income from continuing operations would have been $17.3 million, or $0.52 per diluted share, for 2007 as compared with $24.0 million, or $0.70 per diluted share, for 2006.

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ODSY Announces Fourth Quarter and Year-End 2007 Results

February 19, 2008

In commenting on the results, Robert A. Lefton, President and Chief Executive Officer of Odyssey HealthCare, said, “I am pleased with our year-over-year admission growth of 4.4% during the fourth quarter of 2007.  However, we experienced an even greater year-over-year increase of 5.9% in the number of patient discharges during the fourth quarter of 2007.  As a result of the increase in patient discharges, and despite the increase in our admissions, our average daily census in the fourth quarter of 2007 was essentially flat when compared with the fourth quarter of 2006.  I am also pleased with the continued progress we made in our management of the Medicare cap contractual, which was approximately 1.6% of gross patient service revenue for the fourth quarter of 2007, particularly in light of the fact that the fourth quarter has historically been our highest quarter in terms of the Medicare cap contractual.  However, as the results for the quarter indicate, we still have more work to do on labor costs.  Part of the increase in labor costs was caused by the increase in both admissions and discharges, which are generally the most labor intensive portions of a patient’s stay.  In addition, our inpatient initiative also increased labor costs.  Nevertheless, our labor costs are still higher than we would like them to be.    During the quarter, we implemented additional controls over staffing in an effort to improve the management of our labor costs, and we expect these controls to start showing results in the first quarter of 2008.”

Mr. Lefton added, “Our income from continuing operations for the fourth quarter of 2007 was also negatively impacted by an increase in our bad debt expense related to additional development requests from our Medicare fiscal intermediaries.  As these additional development requests remain outstanding, our accounts receivable aging has increased over prior periods.  This increase in our accounts receivable aging causes a corresponding increase in our provision for uncollectible accounts in accordance with our bad debt reserve policy.  The results for the quarter were also negatively impacted by additional pre-tax losses of approximately $0.8 million related to our inpatient development initiative, increased operating expenses of approximately $0.2 million related to the implementation of a new integrated billing system, and an increase of approximately $0.4 million in start-up losses related to de novo program development.  We believe these initiatives are important to our long-term success and have already begun paying dividends as evidenced by the decrease in our Medicare cap contractual.

 “We also took a pre-tax charge in the fourth quarter of 2007 of approximately $3.0 million of capitalized costs associated with several certificate of need applications that are currently pending.  Although we continue to pursue these applications, we have determined that these capitalized costs should be expensed based on our current evaluation of the probability of success on each of these certificates of need.”

In closing, Mr. Lefton added, “As we have previously discussed, we view 2007 primarily as a transition period to implement many of our operating and development plans and initiatives.  We are excited about our prospects for 2008 and look forward to the opportunities inherent in our planned acquisition of VistaCare, which we believe will be completed during the first quarter of 2008.”

Conference Call
Odyssey will host a conference call to discuss the fourth quarter and year-end 2007 results on Wednesday, February 20, 2008, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time).  The call will be broadcast live and can be accessed through the Investor Relations section of the Company’s website at www.odsyhealth.com or at www.earnings.com.  An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

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ODSY Announces Fourth Quarter and Year-End 2007 Results

February 19, 2008

Based in Dallas, Texas, Odyssey is one of the largest providers of hospice care in the country in terms of both average daily patient census and number of locations.  Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

The earnings per diluted share from continuing operations for the fourth quarters of 2007 and 2006 and the full years 2007 and 2006 included in this press release that exclude the Medicare cap adjustments related to prior years, the loss on the write-down of the building, charge related to the write-off of certain pending certificates of need, certain severance expenses and increases in litigation reserves are non-GAAP financial measures and are reconciled to comparable GAAP financial measures in the reconciliation included in this press release.

Certain statements contained in this press release and that will be contained in the presentation are forward-looking statements within the meaning of the federal securities laws.  Such forward-looking statements are based on management’s current expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release and in the presentation to differ materially from those anticipated or implied by the forward-looking statements.  Additional risks, uncertainties and assumptions include, but are not limited to, general market conditions; adverse changes in reimbursement levels under Medicare and Medicaid programs; adverse changes in the Medicare payment cap limits and increases in the Company’s estimated Medicare cap contractual adjustment; our ability to complete and successfully integrate the acquisition of VistaCare, Inc.; decline in patient census growth; increases in inflation including inflationary increases in patient care costs; challenges inherent in and potential changes in the Company’s growth and development strategy; our ability to effectively implement the Company’s 2008 operations and development initiatives; the Company’s dependence on patient referral sources and potential adverse changes in patient referral practices of those referral sources; our ability to implement a new integrated billing system; the ability to attract and retain healthcare professionals; increases in the Company’s bad debt expense due to various factors including an increase in the volume of pre-payment reviews by the Company’s Medicare fiscal intermediaries; adverse changes in the state and federal licensure and certification laws and regulations; adverse results of regulatory surveys; delays in licensure and/or certification; government and private party, legal proceedings and investigations; cost of complying with the terms and conditions of our corporate integrity agreement; adverse changes in the competitive environment in which the Company operates;  changes in state or federal income, franchise or similar tax laws and regulations; adverse impact of natural disasters; changes in our estimate of additional compensation costs under FASB Statement No. 123(R); and the disclosures contained under the headings “Government Regulation and Payment Structure” in “Item 1. Business” and “Item 1A. Risk Factors” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2007, and its most recent report on Form 10-Q and in its other filings with the Securities and Exchange Commission.  Many of these factors are beyond the ability of the Company to control or predict.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof.  The Company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

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ODSY Announces Fourth Quarter and Year-End 2007 Results

February 19, 2008
ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
SELECTED OPERATING DATA

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Continuing Operations: (1)
Admissions	8,271	7,923	32,757	32,398
Average Daily Census	7,774	7,771	7,790	7,700
Discharge Average Length of Stay	85	84	85	84
Gross Revenue per Patient Day	$152.39	$146.35	$149.01	$144.71
Medicare Cap as % of Gross Revenue	1.6%	7.2%	1.2%	2.6%
Commercial Contractual as % of Gross Revenue	2.1%	2.0%	2.1%	1.6%
Non Funded Contractual as % of Gross Revenue	1.1%	1.3%	1.1%	1.1%
Net Revenue per Patient Day	$145.06	$131.05	$142.39	$136.98
Operating Expense per Patient Day	$143.51	$126.58	$135.99	$126.08
Bad Debt Expense as % of Net Revenue	2.3%	1.1%	1.4%	1.1%

Same-Facility: (2)
Admissions	8,220	7,769	32,655	32,004
Average Daily Census	7,748	7,615	7,778	7,601
Average Length of Stay	85	84	84	83

(1)	Continuing operations excludes the operations of hospices that the Company classifies as discontinued operations.
(2)	Same-facility information includes hospice programs that have been Medicare certified for at least twelve months or were acquired more than a year ago.

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ODSY Announces Fourth Quarter and Year-End 2007 Results

February 19, 2008

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net patient service revenue	$103,749	$93,689	$404,872	$384,981
Operating expenses:
Direct hospice care	61,810	57,490	240,137	227,186
General and administrative – hospice care	23,184	20,344	88,580	78,319
General and administrative – support center	10,778	10,243	42,350	39,596
Provision for uncollectible accounts	2,391	1,029	5,493	4,117
Depreciation	1,484	1,335	5,700	4,820
Amortization	40	53	244	301
Impairment of long-lived assets	–	–	211	–
Certificate of need application costs	2,952	–	3,956	–
Income from continuing operations
before other income (expense)	1,110	3,195	18,201	30,642

Other income (expense):
Interest income	652	679	2,509	2,576
Interest expense	(56)	(48)	(208)	(187)
Minority interest in earnings of consolidated subsidiaries	(14)	–	(14)	–
	582	631	2,287	2,389
Income from continuing operations
before provision for income taxes	1,692	3,826	20,488	33,031
Provision for income taxes	204	1,158	6,830	11,659
Income from continuing operations	1,488	2,668	13,658	21,372
Loss from discontinued operations, net of tax	(271)	(883)	(1,547)	(1,643)
Net income	$1,217	$1,785	$12,111	$19,729

Income (loss) per common share:
Basic:
Continuing operations	$0.05	$0.08	$0.41	$0.63
Discontinued operations	(0.01)	(0.03)	(0.04)	(0.05)
Net income	$0.04	$0.05	$0.37	$0.58
Diluted:
Continuing operations	$0.05	$0.08	$0.41	$0.62
Discontinued operations	(0.01)	(0.03)	(0.05)	(0.05)
Net income	$0.04	$0.05	$0.36	$0.57

Weighted average shares outstanding:
Basic	32,584	33,964	33,029	34,145
Diluted	32,733	34,273	33,188	34,529

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ODSY Announces Fourth Quarter and Year-End 2007 Results

February 19, 2008

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share amounts)
	Dec. 31,	Dec. 31,
	2007	2006
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$12,386	$7,572
Short-term investments	49,793	62,390
Accounts receivable from patient services, net of allowance
for uncollectible accounts of $4,363 and $2,501 at
December 31, 2007 and 2006, respectively	77,433	64,007
Income taxes receivable	1,968	6,134
Deferred tax asset	1,400	–
Prepaid expenses and other current assets	5,467	5,720
Assets of discontinued operations	226	863
Total current assets	148,673	146,686
Property and equipment, net of accumulated depreciation	24,308	20,349
Goodwill	98,179	98,179
Intangibles, net of accumulated amortization	4,049	4,772
Total Assets	$275,209	$269,986

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,109	$7,171
Accrued compensation	16,797	14,089
Accrued nursing home costs	14,146	11,584
Accrued Medicare cap contractual adjustments	21,682	26,679
Other accrued expenses	17,445	16,397
Deferred tax liability	–	209
Current maturities of long-term debt	1	2
Total current liabilities	76,180	76,131
Long-term debt, less current maturities	–	1
Deferred tax liability	14,041	13,720
Other liabilities	1,256	538
Minority interests in equity of consolidated subsidiaries	895	–
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 75,000,000 shares authorized, 38,063,439 and
37,870,373 shares issued at December 31, 2007 and 2006, respectively	38	38
Additional paid-in capital	113,339	108,682
Retained earnings	139,414	126,921
Treasury stock, at cost, 5,347,072 and 4,230,972 shares
held at December 31, 2007 and 2006, respectively	(69,954)	(56,045)
Total stockholders’ equity	182,837	179,596
Total Liabilities and Stockholders’ Equity	$275,209	$269,986

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ODSY Announces Fourth Quarter and Year-End 2007 Results

February 19, 2008

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended
	December 31,
	2007	2006
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$12,111	$19,729
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of tax	1,547	1,643
Loss on write-down of property	211	–
Certificate of need application costs	3,956	–
Minority interest	14	–
Depreciation and amortization	5,944	5,121
Amortization of debt issue costs	113	109
Stock-based compensation	3,829	5,616
Deferred tax (expense) benefit	(1,288)	8,373
Tax benefit realized for stock option exercises	(119)	(958)
Provision for uncollectible accounts	5,493	4,117
Changes in operating assets and liabilities:
Accounts receivable	(18,919)	(8,214)
Other current assets	5,050	(7,485)
Accrued government settlement	–	(13,000)
Accounts payable, accrued nursing home costs,
accrued Medicare cap and other accrued expenses	(248)	19,633
Net cash provided by operating activities	17,694	34,684

Investing Activities:
Cash paid for acquisitions and procurement of licenses	(3,236)	(787)
Cash received from the sale of hospice programs	698	59
Decrease (increase) in short-term investments	12,597	(14,104)
Purchase of property and equipment	(10,560)	(14,412)
Net cash used in investing activities	(501)	(29,244)

Financing Activities:
Proceeds from issuance of common stock	890	3,485
Cash received from sale of partnership interests	880	–
Tax benefit realized for stock option exercises	119	958
Purchases of treasury stock	(13,909)	(17,490)
Payments of debt issue costs	(357)	–
Payments on debt	(2)	(4)
Net cash used in financing activities	(12,379)	(13,051)

Net increase (decrease) in cash and cash equivalents	4,814	(7,611)
Cash and cash equivalents, beginning of period	7,572	15,183
Cash and cash equivalents, end of period	$12,386	$7,572

Supplemental Cash Flow Information:
Interest paid	$95	$79
Income taxes paid	$5,389	$8,521

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ODSY Announces Fourth Quarter and Year-End 2007 Results

February 19, 2008
ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
STATEMENT OF OPERATIONS – RECONCILIATION
OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended			Three Months Ended
	December 31, 2007			December 31, 2006
	Reported		Adjusted	Reported		Adjusted
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
	Totals	(1)	Totals	Totals	(1)	Total
Net patient service revenue	$103,749	$282	$104,031	$93,689	$3,532	$97,221
Operating expenses:
Direct hospice care	61,810	–	61,810	57,490	–	57,490
General and administrative –
hospice care	23,184	–	23,184	20,344	–	20,344
General and administrative –
support center	10,778	(426)	10,352	10,243	(662)	9,581
Provision for
uncollectible accounts	2,391	–	2,391	1,029	–	1,029
Depreciation	1,484	–	1,484	1,335	–	1,335
Amortization	40	–	40	53	–	53
Certificate of need
application costs	2,952	(2,952)	–	–	–	–
Income from continuing operations
before other income (expense)	1,110	3,660	4,770	3,195	4,194	7,389

Other income (expense):
Interest income	652	–	652	679	–	679
Interest expense	(56)	–	(56)	(48)	–	(48)
Minority interest in
consolidated subsidiaries	(14)	–	(14)	–	–	–
	582	–	582	631	–	631

Income from continuing operations
before provision for income taxes	1,692	3,660	5,352	3,826	4,194	8,020
Provision for income taxes	204	1,220	1,424	1,158	1,480	2,638
Income from continuing operations	1,488	2,440	3,928	2,668	2,714	5,382
Loss from discontinued operations,
net of tax	(271)	–	(271)	(883)	–	(883)
Net income	$1,217	$2,440	$3,657	$1,785	$2,714	$4,499

Income (loss) per common share:
Basic:
Continuing operations	$0.05		$0.12	$0.08		$0.16
Discontinued operations	(0.01)		(0.01)	(0.03)		(0.02)
Net income	$0.04		$0.11	$0.05		$0.14
Diluted:
Continuing operations	$0.05		$0.12	$0.08		$0.16
Discontinued operations	(0.01)		(0.01)	(0.03)		(0.02)
Net income	$0.04		$0.11	$0.05		$0.14

Weighted average shares outstanding:
Basic	32,584		32,584	33,964		33,029
Diluted	32,733		32,733	34,273		33,188

(1)	Increase in Medicare cap contractual adjustment related to prior cap year, severance expense, write-off of pending certificates of need costs and litigation reserve.

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ODSY Announces Fourth Quarter and Year-End 2007 Results

February 19, 2008
ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
STATEMENT OF OPERATIONS – RECONCILIATION
OF NON-GAAP FINANCIAL MEASURES (Continued)
(In thousands, except per share amounts)

	Year Ended December 31, 2007			Year Ended December 31, 2006
	Reported		Adjusted	Reported		Adjusted
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
	Totals	(1)	Totals	Totals	(1)	Total
Net patient service revenue	$404,872	$861	$405,733	$384,981	$3,144	$388,125
Operating expenses:
Direct hospice care	240,137	–	240,137	227,186	–	227,186
General and administrative –
hospice care	88,580	–	88,580	78,319	–	78,319
General and administrative –
support center	42,350	(499)	41,851	39,596	(932)	38,664
Provision for
uncollectible accounts	5,493	–	5,493	4,117	–	4,117
Depreciation	5,700	–	5,700	4,820	–	4,820
Amortization	244	–	244	301	–	301
Impairment of long-lived assets	211	(211)	–	–	–	–
Certificate of need
application costs	3,956	(3,956)	–	–	–	–
Income from continuing operations
before other income (expense)	18,201	5,527	23,728	30,642	4,076	34,718

Other income (expense):
Interest income	2,509	–	2,509	2,576	–	2,576
Interest expense	(208)	–	(208)	(187)	–	(187)
Minority interest in
consolidated subsidiaries	(14)	–	(14)	–	–	–
	2,287	–	2,287	2,389	–	2,389

Income from continuing operations
before provision for income taxes	20,488	5,527	26,015	33,031	4,076	37,107
Provision for income taxes	6,830	1,842	8,672	11,659	1,439	13,098
Income from continuing operations	13,658	3,685	17,343	21,372	2,637	24,009
Loss from discontinued operations,
net of tax	(1,547)	–	(1,547)	(1,643)	–	(1,643)
Net income	$12,111	$3,685	$15,796	$19,729	$2,637	$22,366

Income (loss) per common share:
Basic:
Continuing operations	$0.41		$0.53	0.63		0.70
Discontinued operations	(0.04)		(0.05)	(0.05)		(0.05)
Net income	$0.37		$0.48	$0.58		$0.65
Diluted:
Continuing operations	$0.41		$0.52	0.62		0.70
Discontinued operations	(0.05)		(0.04)	(0.05)		(0.05)
Net income	$0.36		$0.48	$0.57		$0.65

Weighted average shares outstanding:
Basic	33,029		33,029	34,145		34,145
Diluted	33,188		33,188	34,529		34,529

(1)	Increase in Medicare cap contractual adjustment related to prior cap year, severance expenses, write-off of pending certificates of need costs and litigation reserve.

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